UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2022

SILVER CREST ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39890	98-1559547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Suite 3501, 35/F, Jardine House
1 Connaught Place, Central
Hong Kong
(Address of principal executive offices)	(Zip Code)

+852 2165-9000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	SLCRU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	SLCR	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SLCRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 11, 2022, Silver Crest Acquisition Corporation, a Cayman Islands exempted company (“Silver Crest”), issued an unsecured promissory note to Silver Crest Management LLC, a Cayman Islands limited liability company (“Sponsor”), pursuant to which Silver Crest could borrow up to an aggregate principal amount of $850,000 for working capital needs (the “Promissory Note”). Sponsor holds (i) 8,625,000 Class B ordinary shares of Silver Crest, par value $0.0001 each, and (ii) 8,900,000 warrants, each exercisable to purchase one Class A ordinary share of Silver Crest at $11.50 per share. The Promissory Note is non-interest bearing and payable on the earlier of (i) January 19, 2023 or (ii) the consummation of a Business Combination (as defined in Silver Crest’s Second Amended and Restated Memorandum and Articles of Association).

This description is qualified in its entirety by reference to the Promissory Note, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Promissory Note, dated as of April 11, 2022, between Silver Crest Acquisition Corporation and Silver Crest Management LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2022	SILVER CREST ACQUISITION CORPORATION

By:	/s/ Ho Cheung

Name:	Ho Cheung

Title:	Chief Executive Officer